As filed with the Securities and Exchange Commission on July 12, 2006

Registration No. 333-[___]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BOOKS-A-MILLION, INC.

(Exact name of registrant as specified in its charter)

                DELAWARE                                         63-0798460

(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

402 Industrial Lane
Birmingham, Alabama 35211
(205) 942-3737

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

BOOKS-A-MILLION, INC. 2005 INCENTIVE AWARD PLAN

(Full title of the plan)

Sandra B. Cochran
President and Chief Executive Officer
Books-A-Million, Inc.
402 Industrial Lane
Birmingham, Alabama 35211
(205)942-3737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven Della Rocca, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212)906-1200

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Co Common Stock, par value $0.01 per share not previously registered....................	300,000	$15.985	$4,795,500	$513.12

(1)

Represents the number of additional shares of the Company’s Common Stock reserved for issuance pursuant to the First Amendment to the Books-A-Million, Inc. 2005 Incentive Award Plan, as approved by the Company’s stockholders on June 8, 2006. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), additional shares of the Company’s Common Stock, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)

For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices ($15.985) of the Company’s common stock as reported on the New York Stock Exchange on July 7, 2006.

EXPLANATORY NOTE

On June 21, 2005, Books-A-Million, Inc., a Delaware corporation (the “Company”) registered 300,000 shares of its common stock, par value $0.01 per share, (“Common Stock”), to be offered or sold to participants under the Books-A-Million, Inc. 2005 Incentive Award Plan, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-126008). The First Amendment to the Books-A-Million, Inc. 2005 Incentive Award Plan, as approved by the Company’s stockholders on June 8, 2006, amended the Plan to increase the number of shares available for issuance under the Plan by 300,000 shares of Common Stock. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register such additional 300,000 shares of Common Stock which may be offered or sold to participants under the Plan.

INCORPORATION BY REFERENCE

The contents of the Registration Statement on Form S-8 (File No. 333-126008) with respect to 300,000 shares of Common Stock are hereby incorporated by reference.

EXHIBITS
5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm- Grant Thornton LLP.
23.2	Consent of Independent Registered Public Accounting Firm- Deloitte & Touche LLP.
23.3	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 12, 2006.

BOOKS-A-MILLION, INC.
By: /s/ Sandra B. Cochran Name: Sandra B. Cochran Title: President, Director and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Sandra B. Cochran as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Sandra B. Cochran
    Sandra B. Cochran

/s/ Douglas G. Markham
    Douglas G. Markham

/s/Clyde B. Anderson
   Clyde B. Anderson

/s/Terry C. Anderson
   Terry C. Anderson

/s/ Ronald G. Bruno
    Ronald G. Bruno

/s/ Albert C. Johnson
    Albert C. Johnson

/s/J. Barry Mason
   J. Barry Mason

/s/ William H. Rogers
William H. Rogers, Jr.	President, Director and Chief Executive
 Officer
  (Principal Executive Officer)

Chief Financial Officer
 (Principal Financial
  and Accounting Officer)

Executive Chairman of the Board
of Directors

Director

Director

Director

Director

Director
July 12, 2006 July 12, 2006 July 12, 2006 July 11, 2006 July 11, 2006 July 11, 2006 July 11, 2006 July 11, 2006

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm- Grant Thornton LLP.
23.2	Consent of Independent Registered Public Accounting Firm- Deloitte & Touche LLP.
23.3	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).